Chief Financial Officer Exhibit 32.1
Broadcast International, Inc. & Subsidiaries
Certification Of Chief Executive Officer
Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the annual report of Broadcast International, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2008, Rodney M. Tiede hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the annual report fairly presents, in all material respects, the financial condition and results  of operations of the Company for the periods presented therein.

Date:

March 30, 2009

 /s/  Rodney M. Tiede

Rodney M. Tiede

Chief Executive Officer